SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2014

LIFEPOINT HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Effective  December 17, 2014, LifePoint Hospitals, Inc. (the “Company”) entered into a trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 as amended (the “Act”), under which the Company may repurchase its shares at times when the Company would not ordinarily be in the market due to the Company’s trading policies or possession of material non-public information.  This plan has been established pursuant to, and as part of, the Company’s stock repurchase program, which is effective through October 1, 2015, of which $100.0 million remained available as of December 17, 2014.

The Plan will expire on February 18, 2015, unless terminated earlier in accordance with its terms.  The Company does not retain or exercise any discretion over purchases of common stock under the Plan.  The timing and extent of the repurchases under the Plan are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
		Name:	Paul D. Gilbert
		Title:	Executive Vice President and Chief Legal Officer

Dated: December 19, 2014